                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported) March 31, 1998
                                                 --------------


                              MARKET FACTS, INC.
                              ------------------
            (Exact name of registrant as specified in its charter)

                   Delaware                                0-4781                           36-2061602
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(State or other jurisdiction of incorporation)    (Commission File Number)    (I.R.S. Employer Identification No.)

   3040 West Salt Creek Lane, Arlington Heights, Illinois                                       60005
   ------------------------------------------------------                                     ----------
          (Address of principal executive offices)                                            (Zip Code)

Registrant's telephone number, including area code  (847) 590-7000
                                                    --------------

                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

Pursuant to an Asset Purchase Agreement by and among Market Facts, Inc. ("Company"), TRA Acquisition Corp., a wholly-owned subsidiary of the Company ("TRA"), Donald E. Rupnow, Daniel W. Fish and Tandem Research Associates, Inc. ("Tandem Research") dated March 31, 1998, TRA acquired certain assets and assumed certain liabilities of Tandem Research. Tandem Research is a 16 year-old firm providing specialized custom and multi-client research products and services to leading pharmaceutical companies and emerging biotech firms.

In 1997, Tandem Research had unaudited revenues of approximately $5.8 million and unaudited pre-tax income of approximately $0.5 million. Pre-tax income reflects $2.7 million of certain expenses which have been contractually reduced to $0.3 million in conjunction with this transaction.

The purchase price for Tandem Research was an amount equal to (i) $14,424,000 in cash paid at closing, (ii) the assumption of approximately $590,000 of customer deposit liabilities, and (iii) additional contingent payments based on TRA exceeding certain earnings targets for the period April 1, 1998 through March 31, 2001 (the "Additional Purchase Price"). The Additional Purchase Price equals
(i) 3.25 multiplied by the amount by which TRA's aggregate earnings before interest and income taxes ("EBIT") during each year in the three-year period after the closing exceeds certain specified amounts, up to a maximum aggregate payment of $9,000,000, plus (ii) fifty percent of TRA's aggregate EBIT during the three-year period after the closing in excess of $9,931,000. At the election of Tandem Research, up to twenty-five percent of the Additional Purchase Price may be payable in shares of the Company's common stock with the specific number of shares to be determined based on the closing price of the stock on the last twenty trading days prior to the issuance of such shares. The terms of the transaction were determined through arms' length negotiations between the parties.

The acquisition will be accounted for under the purchase method of accounting and was financed with a portion of the proceeds from the Company's public stock offering in October 1997.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

It is impracticable for the Company to file the required financial statements at the date of this filing. The required financial statements shall be filed by the Company as soon as practicable, but in no event shall such financial statements be filed later than 60 days after the date on which this Form 8-K is required to be filed.

(b)  Pro forma financial information.

It is impracticable for the Company to file the required pro forma financial statements at the date of this filing. The required pro forma financial statements shall be filed by the Company as soon as practicable, but in no event shall such pro forma financial statements be filed later than 60 days after the date on which this Form 8-K is required to be filed.

(c)  Exhibits.

See Index to Exhibits immediately following the signature page.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Market Facts, Inc.
                                               ------------------
                                                  (Registrant)




Date:  April 8, 1998                         /s/ Timothy J. Sullivan
       -------------                         -----------------------
                                                Timothy J. Sullivan
                                 Chief Financial Officer, Senior Vice President,
                                         Treasurer and Assistant Secretary
                                           (Principal Financial Officer)

Date:   April 8, 1998                         /s/ Anthony J. Solarz
        -------------                         ---------------------
                                                  Anthony J. Solarz
                                                     Controller
                                            (Principal Accounting Officer)

                               INDEX TO EXHIBITS


Exhibit Number  Description
--------------  -----------

   (2) Asset Purchase Agreement by and among Market Facts, Inc., TRA Acquisition Corp., Donald E. Rupnow, Daniel Fish and Tandem Research Associates, Inc. dated as of March 31 1998.

   (4)(a) Article Fourth of Restated Certificate of Incorporation (1), as amended. (2)

   (4)(b)       Rights Agreement as Amended and Currently in Effect. (3)

   (4)(c) Certificate of Designation, Preferences and Rights of Series B Preferred Stock. (4)

   (10.1)       Employment Agreement with Donald E. Rupnow.

   (10.2)       Employment Agreement with Daniel W. Fish.

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(1)  Incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996.

(2) Incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.

(3) Incorporated by reference to Registrant's Form 8-A dated July 3, 1996, commission file number 0-04781.

(4) Incorporated by reference to Exhibit No. 99(c)(4) of Registrant's Schedule 13E-4 dated June 11, 1996, commission file number 5-20859.